Exhibit 99.1

OTTO MÄNNER HOLDING AG

Bahlingen a.K.

Audited Consolidated Financial Statements,
including a German GAAP to US GAAP reconciliation
note

for the Financial Years ended
31 December 2012

CONTENTS

AUDIT REPORT

LIST OF APPENDICES

CONSOLIDATED BALANCE SHEET FOR THE YEAR
ENDING 31 DECEMBER 2012                                Appendix 1

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE PERIOD 1 JANUARY 2012 TO 31 DECEMBER 2012                Appendix 2

CONSOLIDATED CASH FLOW STATEMENT
FOR THE FINANCIAL YEAR 2012                            Appendix 3

STATEMENT OF SHAREHOLDERS’ EQUITY
FOR THE FINANCIAL YEAR 2012                            Appendix 4

NOTES ON THE CONSOLIDATED ACCOUNTS
FOR THE FINANCIAL YEAR 2012                            Appendix 5

RECONCILIATION FROM GERMAN GAAP TO US GAAP                    Appendix 6

GENERAL ENGAGEMENT TERMS                            Appendix 7

Independent Auditors’ Report
to the Board of Directors and Stockholders of
Otto Männer Holding AG, Bahlingen a. K., Germany

We have audited the accompanying consolidated financial statements of Otto Männer Holding AG and subsidiaries (the "Company"), which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statement of profit and loss, stockholders’ equity, and cash flows for the year ended, and the related notes to the consolidated financial statements prepared in accordance with accounting principles generally accepted in Germany, along with a reconciliation to accounting principles generally accepted in the United States of America for net income for the year ended December 31, 2012 and stockholders’ equity as of December 31, 2012 (collectively, the “reconciliations”) included as an appendix to the accompanying consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Germany and the reconciliations in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on this consolidated financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, (i) the financial position of Otto Männer Holding AG, Bahlingen a. K. and subsidiaries as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in Germany, and (ii) the results of their operations in accordance with accounting principles generally accepted in the United States of America for the year ended December 31, 2012.

The accompanying consolidated financial statements have been reissued with the reconciliations in adherence with SEC reporting requirements related to the anticipated sale of the Company’s subsidiaries to Barnes Group, Inc., a U.S. publicly-traded company.

Freiburg 28 October, 2013

Bansbach Schübel Brösztl & Partner GmbH
Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft
Schell Wirtschaftsprüfer (German Public Auditor)	Eichin Wirtschaftsprüferin (German Public Auditor)

							Appendix 1
CONSOLIDATED BALANCE SHEET AS AT 31 DECEMBER 2012
OF OTTO MÄNNER HOLDING AG, BAHLINGEN A. K.
A S S E T S

				EUR

A.	FIXED ASSETS
	I.	Intangible Assets
		1.	Industrial property rights acquired against payment and similar rights
			and values as well as licences to such rights and values	674,912.24
		2.	Advance payments	20,500.00
					695,412.24

	II.	Tangible Assets
		1.	Property, rights equivalent to real property
			and buildings including buildings on
			third-party land	25,380,540.41
		2.	Plant and machinery	7,743,432.33
		3.	Other fixed assets and office equipment	1,511,016.62
		4.	Advance payments and assets under construction
				930,501.39
					35,565,490.75
						36,260,902.99
B.	CURRENT ASSETS
	I.	Inventories
		1.	Raw, auxiliary and operating materials	1,825,662.59
		2.	Work in progress	7,558,050.32
		3.	Finished goods and merchandise	1,622,720.78
					11,006,433.69
	II.	Receivables and other
		assets
		1.	Trade receivables	12,614,923.08
		2.	Other assets	688,720.63
					13,303,643.71

	III.	Cash in hand and at credit institutions
		and cheques			37,125,668.45
						61,435,745.85

C.	PREPAID EXPENSES					982,316.87

D.	SURPLUS FROM OFFSETTING					67,304.48

						98,746,270.19

L I A B I L I T I E S

					EUR

A.	EQUITY
	I.	Subscribed capital			10,000,000.00
	II.	Retained earnings
		1.	Legal reserve	1,000,000.00
		2.	Other retained earnings	38,769,009.06
					39,769,009.06
	III.	Consolidated net profit			25,330,060.11
	IV.	Currency translation difference			3,165,945.02
						78,265,014.19

B.	PROVISIONS
	1.	Provisions for taxation			2,148,573.79
	2.	Other provisions			5,466,199.28
						7,614,773.07

C.	LIABILITIES
	1.	Amounts owed to credit institutions			3,328,605.58
	2.	Advance payments received on orders			6,943,932.54
	3.	Trade payables
					1,898,511.95
	4.	Other liabilities			460,448.33
			thereof from taxes:
			EUR 269,636.90			12,631,498.40

D.	DEFERRED TAX LIABILITIES					234,984.53

						98,746,270.19

Appendix 2

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE PERIOD FROM 1 JANUARY 2012 TO 31 DECEMBER 2012
OF OTTO MÄNNER HOLDING AG, BAHLINGEN A. K.

		EUR

1.	Sales	80,087,429.25

2.	Change in stock
	of finished goods and work in progress	2,474,774.24

3.	Other operating income	1,477,960.96
	of which from currency translation:
	EUR 508.291,12
			84,040,164.45

4.	Material costs
	a) Costs for raw, auxiliary and
	operating materials and for purchased goods	15,478,649.23
	b) Costs for purchased services	2,491,049.67

5.	Personnel costs
	a) Wages and salaries	22,465,149.61
	b) Social insurance contributions and contributions for
	old-age pensions and for support	4,160,357.18
	of which for pension provision:
	EUR 262.471,07

6.	Write-downs on intangible assets
	of property, plant and equipment	2,803,495.86

7.	Other operating expenses	13,421,884.48
	of which from currency translation:
	EUR 667.610,02
			(60,820,586.03)

8.	Other interest and similar income	266,323.82

9.	Interest and similar expenses	125,574.07
	of which from interest accrued:
	EUR 38.081,04
			140,749.75
10.	Profit or loss from normal business activity
			23,360,328.17

11a.	Tax on income and profit	6,449,851.21

11b.	Tax expenses due to change in deferred taxes	(125,238.14)

12.	Other taxes	270,640.74
			(6,595,253.81)

13.	Consolidated balance sheet profit		16,765,074.36

14.	Profit carried forward from previous year	14,168,447.29

15.	Allocations to other revenue reserves	(5,603,461.54)

			8,564,985.75

16.	Consolidated balance sheet profit		25,330,060.11

Appendix 3

CONSOLIDATED CASH FLOW STATEMENT
FOR THE FINANCIAL YEAR 2012
OF OTTO MÄNNER HOLDING AG, BAHLINGEN A. K.

The following cash flow statement divides the cash flows of the financial year into cash flows from operating, investing and financing activities whereby the total flow of funds from these three areas corresponds to the change in cash and cash equivalents which is defined as the difference between liquid funds and bank liabilities repayable at any time.

The presentation of the cash flow statement is in accordance with the recommendations of the German Standardisiation Board according to DRS 2/cash flow statement

2012
KEUR

Consolidated result for the year	16,765
Write-downs on fixed assets - property, plant and
equipment	2,803
Other non-cash expenses/income	(50)

Cash flow for the year according to DVFA/SG	19,518

Profit from the disposal of fixed assets	(200)
Increase/decrease in short-term provisions	2,459
Increase in inventories and trade receivables
as well as other assets which are not attributable to
investing and financing activities	(656)
Increase in trade payables,
as well as other liabilities
which are not attributable to investing and financing activities	3,531

Cash Flow from operating activities (1)	24,652

2012
KEUR

Proceeds from disposals of tangible fixed assets -
property, plant	716
Payments for investments in
plant, property and equipment	(4,411)
Payments for investments in intangible fixed assets	(268)

Cash Flow from investing activities (2)	(3,963)

Payments to stockholders
- dividends	(15,000)
Payments for the redemption of loans
and credit facilities	(884)

Cash Flow from financing activities (3)	(15,884)

2012

KEUR

Net change in cash and
cash equivalents (1) + (2) + (3)	4,805
Exchange rate movements and valuation changes
in cash and cash receivables	(328)
Cash and cash receivables at the beginning of the period	32,649

Cash and cash receivables at the end of the period	37,126

Composition of cash and cash receivables
2012
KEUR

Liquid funds	37,126

Cash and cash receivables at the end of the period	37,126

				Appendix 4
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE FINANCIAL YEAR FROM 1 JANUARY TO 31 DECEMBER 2012
OF OTTO MÄNNER HOLDING AG, BAHLINGEN A.K.

	Parent company			Group equity
	Subscribed capital	Consolidated retained earnings	Adjusted item for currency conversion
	EUR	EUR	EUR	EUR

Status as at 01.01.2012	10,000,000.00	63,333,994.81	3,526,735.86	76,860,730.67

Dividends paid	—	(15,000,000.00)	—	(15,000,000.00)

Other changes	—	—	(360,790.84)	(360,790.84)

Consolidated net income	—	16,765,074.36	—	16,765,074.36

Status as at 31.12.2012	10,000,000.00	65,099,069.17	3,165,945.02	78,265,014.19

Appendix 5
Otto Männer Holding AG, Bahlingen a.K.
Notes on the Consolidated Accounts for the Financial Year
from 1 January to 31 December 2012

1.	General comments
The company Otto Männer Holding AG has prepared its consolidated financial statement for 2012 in accordance with the rules of German commercial law. The profit and loss account has been prepared according to the total cost method. The balance sheet date for all the companies included in the consolidated financial statement is 31 December 2012. Additionally, a reconciling note from German-GAAP to US-GAAP is added.

2.	Group of consolidated companies
In addition to Otto Männer Holding AG as parent company, the consolidated financial statement includes three companies based in Germany and four companies based abroad according to the principles of full consolidation in accordance with §§ 294 - 296 German Commercial Code (HGB).

The group of consolidated companies as well as shareholdings can be seen in the following list of holdings.

Name	Registered office	Share- holding

Otto Männer Holding AG	Bahlingen a.K.	100%

Otto Männer GmbH	Bahlingen a.K.	100%

Otto Männer Innovation GmbH	Bahlingen a.K.	100%

Otto Männer Immobilien GmbH	Bahlingen a.K.	100%
Shareholder: Otto Männer Innovation GmbH

Manner USA, Inc.	Norcross/GA, USA	100%

Otto Männer Präzisionsformenbau AG	Au, Switzerland	100%

Manner Hong Kong Ltd.	Hong Kong	100%

männer Japan Ltd.	Mito, Japan	100%

The Otto Männer GmbH and the Otto Männer Immobilien GmbH are exempt from the disclosure of their annual financial statements in accordance with § 264 subs. 3 German Commercial Code (HGB), because this consolidated financial statement has been submitted to the commercial register at the registered office of both companies and the additional conditions mentioned in § 264 subs. 3 German Commercial Code (HGB) have been met.

3.	Consolidation principles, consolidation methods
Capital consolidation was performed using the book value method for all subsidiaries in accordance with § 301 subs. 1 no. 1 German Commercial Code (HGB) - old version - by offsetting the carrying amounts of the shares against the equity of the subsidiaries at the respective time of establishment. Differences resulting from capital consolidation are purely attributable to currency factors and are shown under the item "Currency translation differences".

Receivables and payables as well as expenses and income between the consolidated companies were eliminated. Any differences in calculation are attributable to currency factors.

Inter-group profits resulting from deliveries and services rendered between consolidated companies were eliminated.

4.	Accounting and valuation principles
The assets and liabilities included in the consolidated financial statement were uniformly prepared across the Group in accordance with §§ 290 et seq. German Commercial Code (HGB). The accounting and valuation principles applied have been retained unchanged from the previous year.

The valuation methods applied in the parent company's annual financial statement are decisive for the valuation of the assets and liabilities taken into the consolidated financial statement. If the accounting principles of the companies included in the consolidated financial statement differ substantially from the accounting and valuation principles of the parent company, the parent company performs an accounting and valuation correction with the help of the transitional stage of a commercial balance sheet II ("Handelsbilanz II").

The fixed assets were valued at acquisition or production cost less systematic depreciation for wear and tear. Scheduled depreciation for intangible assets is based on useful lives of 3 to 5 years, for buildings between 25 and 50 years and for other moveable property from 2 to 15 years.
If moveable property acquired through operating leases is taken on following expiry of the leasing agreement, the capitalised residual value is depreciated on a straight-line basis over 3 years.

Raw, auxiliary and operating materials as well as purchased parts are valued at average acquisition cost in accordance with the strict lowest value principle. Sufficient marketability discounts have been made.

Unfinished goods and work in progress are valued at production cost. This includes the production material, production wages and also the material and indirect production costs. If there were any inventory risks, appropriate devaluations have been made.

The receivables and other assets are valued at face value. Appropriate value adjustments have been made to cover potential default risks in respect of trade receivables. The general credit risk is sufficiently covered with a general bad-debt allowance for receivables.

Prepaid expenses include expenses before the balance sheet date that represent expenditure for a certain time after this date.

The valuation of pension provisions was carried out in accordance with actuarial principles using an assumed interest rate of 5.04% p.a. Expected increases in salary have been taken into account at 2.00% p.a. The partial value method was used as a basis for calculation with the mortality tables of Prof. Dr. Klaus Heubeck. The pension provisions were offset against assets (reinsurance policies) serving solely to meet pension obligations and protected from the claims of all other creditors at their current market value.

The provisions for taxation and other provisions were formed in accordance with the expected amount of the claims and refer to all recognizable risks, contingent liabilities, threatened losses from pending contracts and warranties without legal obligation. Valuation has taken place at settlement amount, necessary cost increases have been taken into account. Provisions with a residual term of more than one year have been discounted at the corresponding market interest rate of the past seven years corresponding to their residual term.

Liabilities have been valued at their settlement amount. In the case of liabilities whose settlement amount is higher than the amount originally paid, the discount is shown under prepaid expenses.

Receivables, bank balances and liabilities in foreign currency with a residual term of less than one year have been generally valued at the average spot exchange rate prevailing on the balance sheet date. If the residual term was more than one year, the valuation has been generally carried out at the acquisition exchange rate or the lower exchange rate (foreign currency receivables) / higher exchange rate (foreign currency liabilities) applying at the time of balance sheet preparation.

Deferred taxes were calculated for all temporary differences arising between the tax basis of assets and liabilities and their book values in the consolidated financial statement. There were no tax losses carried forward and tax credits as at 31 December 2012. Deferred taxes were valued by applying tax rates for individual companies and tax regulations which applied on the balance sheet date or which have been legally enacted and are expected to apply when the time difference is reversed.
The tax rates ranged from 16.5 - 39.3%. The deferred taxes were offset. The asset surpluses from the individual financial statements of the companies included were not capitalised.

5.	Currency translation
The average spot exchange rate at the balance sheet date has been used for the conversion of all assets and liabilities in the financial statements of the foreign companies outside the eurozone into the presentation currency. The items on the profit and loss account have been translated at the average middle exchange rate of the financial year and capital resources have been converted at historic rates. The gains or losses resulting from different exchange rates in the balance sheet and profit and loss account are offset against equity without impacting income and shown under the item "Currency translation differences".

In the consolidated fixed assets analysis, the currency translation differences arising from using current rates for the opening net book values as well as the differences from the currency translation of the transactions of the current year using average rates were shown in a separate column.

6.	Notes on the balance sheet
Fixed assets
The development of the individual items of fixed assets in the financial year 2012 is presented in the "Development of Fixed Assets" which forms part of these appendices to the consolidated accounts.

Receivables and other assets
The amount of receivables with a residual term of more than one year existing at the date of the balance sheet was K€ 68. At this point, we refer to the notes on pension provisions.

Deferred taxes
Deferred tax assets amounting to K€ 571 were calculated on temporary differences reflected in income between the book values of the tax balance sheet and the book values in the consolidated balance sheet. Of this amount, K€ 390 is allocated to differences between the book values of the tax balance sheet and commercial balance sheet according to uniform Group principles ("HB II") which essentially results from temporary differences in the inventories, pension provisions and other reserves. Deferred taxes of K€ 181 have been allotted to consolidation measures impacting income.

Deferred tax liabilities were also calculated for differences between the book values of the tax balance sheet K€ 555 and the commercial balance sheet II ("HB II"). These mainly result from temporary differences from the tangible fixed assets and inventories due to different valuation methods and depreciation or devaluation methods.

Surplus assets in the individual financial statements amounting to K€ 251 have not been capitalised in accordance with the option available. Surplus liabilities amounting to K€ 416 were included in the balance sheet. The surplus liabilities were added to the deferred tax assets from consolidation measures. Due to tax deferment, the consolidated result has improved by K€ 125.

Setting off assets against liabilities in accordance with § 246 subs. 2 German Commercial Code (HGB)
Assets and liabilities from pension obligations were set off in the balance sheet in accordance with § 246 subs. 2 German Commercial Code (HGB).

The pension obligations are covered by reinsurance claims. The reinsurance claims are used solely to meet pension obligations and are protected from other creditors. The actuarial current value of the reinsurance policies amounted to K€ 1,404 on the balance sheet date, the settlement amount of the pension obligation was K€ 1,336. The difference of K€ 68 is included in "Other Assets". The acquisition costs of the reinsurance claims amounted to K€ 1,178.

The interest earned on the reinsurance claims amounted to K€ 25 and was set off against the interest expense of the pension obligation of K€ 63.

Equity

The subscribed capital of Otto Männer Holding AG, Bahlingen a.K., amounts to € 10,000,000.00 and is divided into 10,000,000 ordinary shares with a nominal value of € 1.00 each. The ordinary shares are registered in the name of the shareholders.

The development of the shareholder's equity in the Group is shown in the consolidated statement of shareholder's equity as at 31 December 2012 in a separate appendix.

Other provisions
Other provisions mainly relate to obligations from working conditions, warranty and warranty risks as well as customer bonuses.

Liabilities

		Residual term	Residual term	Residual term
	Total	up to 1 year	2-5 years	over 5 years
	K€	K€	K€	K€

Liabilities towards credit institutions	3,329	884	2,445	—

Advance payments received on orders	6,944	6,944	—	—

Trade payables	1,899	1,899	—	—

Other liabilities	460	460	—	—

The usual retention of title applies in the case of trade payables of raw, auxiliary and operating materials and goods.

The liabilities towards credit institutions are secured by a land charge on the company premises (K€ 2,915) as well as by mortgages (K€ 414).

Guarantees at the Commerzbank AG amounting to K€ 555 were utilised for advances received. The guarantee line was granted without the provision of securities.

7.	Notes on consolidated profit and loss account
Sales
Sales are broken down as follows:

2012
K€

Inland	25,716
Other EU countries	27,550
Other foreign countries	26,821

80,087

Other operating income and expenses
Other operating income contains prior-period income amounting to K€ 964. This results from the release of other provisions and individual value adjustments of K€ 246, from earnings from currency conversion K€ 508 as well as the disposal of fixed assets K€ 200.

Employees

2012

Exec. Board	1
Industrial staff	211
Clerical staff	129
Trainees	32

373

8.	Other information
Other financial obligations
There are overall financial obligations from longer term tenancy agreements with an annual amount of K€ 2,055 and from leasing agreements for the year 2013 of K€ 935 and a total obligation of K€ 13,834.

Audit fee
The total fee for the consolidated auditors calculated for the financial year in accordance with § 314 subs. 1 no. 9 German Commercial Code (HGB) amounts to KEUR 75 for auditing services.

9.	Management of Otto Männer Holding AG and information on total remuneration
Board of Directors
Mr Hans-Peter Männer, Dipl.-Ing. (FH), MBA, was appointed as Managing Director during the reporting year. He has sole right of representation and is authorised to represent the company when conducting legal transactions with itself or as representative of a third party without restrictions. In accordance with § 286 subs. 4 German Commercial Code (HGB), information on the total remuneration of the company managers is omitted.
Supervisory Board
The following people were members of the Supervisory Board in the reporting year:

•	Otto Männer, Businessman, Bahlingen a.K., Chairman

•	Karl-Heinz Niggemann, Lawyer, Rottweil, Deputy Chairman

•	Dr. Bertram Layer, Auditor, Tax Consultant, Stuttgart, Deputy Chairman

The remuneration for the Supervisory Board in the reporting year amounted to € 64,020.00.

Bahlingen a.K., 11 July 2013

……………………………………………
Hans-Peter Männer
Board of Directors

DEVELOPMENT OF FIXED ASSETS
OF OTTO MÄNNER HOLDING AG, BAHLINGEN A.K.

			Acquisition/production costs							Accumulated write-downs						Book values

						Additional							Additional
				Currency		capitalisation					Currency		capitalisation
			1/1/2012	differences	Additions	audit	Transfers	Disposals	31/12/2012	1/1/2012	differences	Additions	audit	Disposals	31/12/2012	31/12/2012
			EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR

I.	Intangible assets

	1.	Licenses, industrial property rights acquired against
		payment and similar rights and values as well as
		licenses to such rights and values	3,748,866	404	247,395	91,449	183,410	25,166	4,246,358	3,258,564	420	256,149	56,395	81	3,571,446	674,912
	2.	Advance payments	183,410	—	20,500	—	(183,410)	—	20,500	—	—	—	—	—	—	20,500

			3,932,276	404	267,895	91,449	—	25,166	4,266,858	3,258,564	420	256,149	56,395	81	3,571,446	695,412

II.	Tangible assets

	1.	Property, rights equivalent to real property
		and buildings including buildings
		on third-party land	33,052,761	17,248	212,540	—	—	—	33,282,550	7,017,674	10,933	873,402	—	—	7,902,010	25,380,540
	2.	Plant and machinery	32,627,015	12,036	2,451,769	—	605,550	1,107,844	34,588,526	26,583,819	38,231	1,271,995	—	1,048,953	26,845,093	7,743,432
	3.	Other fixed assets
		and office equipment	6,712,119	(19,105)	411,630	—	10,000	124,479	6,990,165	5,184,346	(8,225)	401,950	—	98,922	5,479,148	1,511,017
	4.	Advance payments and assets under construction	615,550	1,462	1,335,225	—	(615,550)	406,186	930,501	—	—	—	—	—	—	930,501

			73,007,445	11,641	4,411,164	—	—	1,638,508	75,791,742	38,785,840	40,939	2,547,347	—	1,147,875	40,226,251	35,565,491

			76,939,722	12,045	4,679,059	91,449	—	1,663,674	80,058,601	42,044,403	41,360	2,803,496	56,395	1,147,956	43,797,698	36,260,903

Appendix 6
Reconciliation from German GAAP to US GAAP (31/12/12)
The consolidated statements of Otto Männer Holding AG are prepared in accordance with German GAAP. The following table is a reconciliation of differences relating to the Profit and Loss account and Shareholders’ Equity reported according to German GAAP and US GAAP.
Reconciliation of profit or loss statement (P&L) for the year and reconciliation of shareholders’ equity (equity)

All amounts in EUR k	Notes	2,012
		P&L	Equity

Results and shareholders’ equity under German GAAP: Profit for the year Shareholders’ equity		16,765	78,265

US GAAP reporting adjustments:
Opening adjustment	(a)		(2,309)
Leasing	(b)	(164)	(164)
Allowance for doubtful accounts	(c)	18	18
Pensions [1]	(d)	(301)	(301)
Revenue recognition Inventory allowance	(e) (f)	1,246 -22	1,246 -22
Income taxes	(g)	(210)	(210)

Results under US GAAP		17,332	76,523

Explanation of notes:

(a)	Opening adjustment to shareholders’ equity
The line item opening adjustments represents the accumulative effect on retained earnings as of 1 January. In order to properly present the shareholders’ equity reported under US GAAP adjustments to opening retained earnings are required. The adjustments made are identical to those that are represented below. The opening adjustment of EUR -2,309k as of 1 January 2012 breaks down as follows:

•	Leasing: EUR 630k increasing retained earnings

•	Allowance for doubtful accounts: EUR 79k increasing retained earnings

•	Pensions: EUR 425k increasing retained earnings (EUR 197k from the Swiss plan and EUR 288k from the German plan)

•	Provisions: EUR -17k reducing retained earnings

•	Revenue recognition: EUR -4,473k reducing retained earnings

•	Inventory allowance: EUR 158k increasing retained earnings

•	Income taxes: EUR 889k increasing retained earnings

1 US GAAP adjustments include the German plan which is not subject to the acquisition by BGI.

(b)	Leasing - Capital leases
Otto Männer Holding AG entered into several lease agreements for machinery and equipment which according to German GAAP were classified as operating leases. For US GAAP purposes however, some of these agreements are to be classified as capital leases. The net income effect (yearly expense for operating lease vs. interest expense and depreciation) are represented in the table above.

(c)	Allowance for doubtful accounts
According to German GAAP a lump sum general allowance on the basis of 1% is allowed to be accounted for. For US GAAP purposes however, the allowance for doubtful accounts is based on historical experience. Therefore, the lump sum allowance has been reversed in the table above.

(d)	Pensions - Defined benefit plans
The pension related reserves under German GAAP need to be restated in order to comply with ASC 715-30. According to German GAAP, the Otto Männer group entered into one defined benefit plan in Switzerland while the remaining three German plans are classified as defined contribution plans. However, two of the defined contribution plans are to be classified as defined benefit plans for US GAAP purposes. The impact on equity and the income statement reflects the different treatment of the plans under German GAAP. For defined benefit plans the values are based on actuary reports.

(e)	Revenue recognition - Bill and hold transactions
The company enters into bill and hold transactions for specific high precision molds. According to German GAAP revenue can already be recognized as soon as the contract is signed. For US GAAP purposes however, revenue recognition criteria are not yet fulfilled. Revenue is recognized at a later point of time and therefore the adjustment represents a timing difference in recognizing the revenue.

(f)	Inventory provision
Under German GAAP an additional provision was set up for items for which costs estimated to complete the product exceed the replacement cost. Such provision is not allowed under US GAAP since the costs not yet incurred are not allowed to be recognized considering the matching principle.

(g)	Income taxes - Impact on US GAAP adjustments
This adjustment reflects the impact on the Company’s provision for income taxes which the US GAAP adjustments described above have on the income statement and on Shareholders’ equity.

Bahlingen a.K., 25 October 2013

……………………………………………
Hans-Peter Männer
Board of Directors

Appendix 7

[Translator's notes are in Square brackets]

General Engagement Terms

for

Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften

[German Public Auditors and Public Audit Firms]

as of January 1, 2002

□

This is an English translation of the German text, which is the sole authoritative version

1. Scope

(1) These engagement terms are applicable to contracts between Wirtschaftsprüfer [German Public Auditors] or Wirtschaftsprüfungsgesellschaften [German Public Audit Firms] (hereinafter collectively referred to as the "Wirtschaftsprüfer") and their clients for audits, consulting and other engagements to the extent that something else has not been expressly agreed to in writing or is not compulsory due to legal requirements.

(2) If, in an individual case, as an exception contractual relations have also been established between the Wirtschaftsprüfer and persons other than the client, the provisions of No. 9 below also apply to such third parties.

2. Scope and performance of the engagement

(1) Subject of the Wirtschaftsprüfer's engagement is the performance of agreed services - not a particular economic result. The engagement is performed in accordance with the Grundsätze ordnungsmäßiger Berufsausübung [Standards of Proper Professional Conduct]. The Wirtschaftsprüfer is entitled to use qualified persons to conduct the engagement.

(2) The application of foreign law requires - except for financial attestation engagements - an express written agreement.

(3) The engagement does not extend - to the extent it is not directed thereto - to an examination of the issue of whether the requirements of tax law or special regulations, such as, for example, laws on price controls, laws limiting competition and Bewirtschaftungsrecht [laws controlling certain aspects of specific business operations] were observed; the same applies to the determination as to whether subsidies, allowances or other benefits may be claimed. The performance of an engagement encompasses auditing procedures aimed at the detection of the defalcation of books and records and other irregularities only if during the conduct of audits grounds therefor arise or if this has been expressly agreed to in writing.

(4) If the legal position changes subsequent to the issuance of the final professional statement, the Wirtschaftsprüfer is not obliged to inform the client of changes or any consequences resulting therefrom.

3. The client's duty to inform

(1) The client must ensure that the Wirtschaftsprüfer - even without his special request - is provided, on a timely basis, with all supporting documents and records required for and is informed of all events and circumstances which may be significant to the performance of the engagement. This also applies to those supporting documents and records, events and circumstances which first become known during the Wirtschaftsprüfer's work.

(2) Upon the Wirtschaftsprüfer's request, the client must confirm in a written statement drafted by the Wirtschaftsprüfer that the supporting documents and records and the information and explanations provided are complete.

4. Ensuring independence

The client guarantees to refrain from everything which may endanger the independence of the Wirtschaftsprüfer's staff. This particularly applies to offers of employment and offers to undertake engagements on one's own account.

5. Reporting and verbal information

If the Wirtschaftsprüfer is required to present the results of his work in writing, only that written presentation is authoritative. For audit engagements the longform report should be submitted in writing to the extent that nothing else has been agreed to. Verbal statements and information provided by the Wirtschaftsprüfer's staff beyond the engagement agreed to are never binding.

6. Protection of the Wirtschaftsprüfer's intellectual property

The client guarantees that expert opinions, organizational charts, drafts, sketches, schedules and calculations - expecially quantity and cost computations - prepared by the Wirtschaftsprüfer within the scope of the engagement will be used only for his own purposes.

7. Transmission of the Wirtschaftsprüfer's professional statement

(1) The transmission of a Wirtschaftsprüfer's professional statements (longform reports, expert opinions and the like) to a third party requires the Wirtschaftsprüfer's written consent to the extent that the permission to transmit to a certain third party does not result from the engagement terms.

The Wirtschaftsprüfer is liable (within the limits of No. 9) towards third parties only if the prerequisites of the first sentence are given.

(2) The use of the Wirtschaftsprüfer's professional statements for promotional purposes is not permitted; an infringement entitles the Wirtschaftsprüfer to immediately cancel all engagements not yet conducted for the client.

8. Correction of deficiencies

(1) Where there are deficiencies, the client is entitled to subsequent fulfillment [of the contract]. The client may demand a reduction in fees or the cancellation of the contract only for the failure to subsequently fulfill [the contract]; if the engagement was awarded by a person carrying on a commercial business as part of that commercial business, a government-owned legal person under public law or a special government-owned fund under public law, the client may demand the cancellation of the contract only if the services rendered are of no interest to him due to the failure to subsequently fulfill [the contract]. No. 9 applies to the extent that claims for damages exist beyond this.

(2) The client must assert his claim for the correction of deficiencies in writing without delay. Claims pursuant to the first paragraph not arising from an intentional tort cease to be enforceable one year after the commencement of the statutory time limit for enforcement.

(3) Obvious deficiencies, such as typing and arithmetical errors and formelle Mängel [deficiencies associated with technicalities] contained in a Wirtschaftsprüfer's professional statements (long-form reports, expert opinions and the like) may be corrected - and also be applicable versus third parties - by the Wirtschaftsprüfer at any time. Errors which may call into question the conclusions contained in the Wirtschaftsprüfer's professional statements entitle the Wirtschaftsprüfer to withdraw - also versus third parties - such statements. In the cases noted the Wirtschaftsprüfer should first hear the client, if possible.

9. Liability

(1) *The liability limitation of § ["Article"] 323 (2)["paragraph 2"] HGB ["Handelsgesetzbuch": German Commercial Code] applies to statutory audits required by law.*

(2) *Liability for negligence; An individual case of damages*

If neither No. 1 is applicable nor a regulation exists in an individual case, pursuant to § 54a (1) no. 2 WPO ["Wirtschaftsprüferordnung": Law regulating the Profession of Wirtschaftsprüfer] the liability of the Wirtschaftsprüfer for claims of compensatory damages of any kind - except for damages resulting from injury to life, body or health - for an individual case of damages resulting from negligence is limited to € 4 million; this also applies if liability to a person other than the client should be established. An individual case of damages also exists in relation to a uniform damage arising from a number of breaches of duty. The individual case of damages encompasses all consequences from a breach of duty without taking into account whether the damages occurred in one year or in a number of successive years. In this case multiple acts or omissions of acts based on a similar source of error or on a source of error of an equivalent nature are deemed to be a uniform breach of duty if the matters in question are legally or economically connected to one another. In this event the claim against the Wirtschaftsprüfer is limited to € 5 million. The limitation to the fivefold of the minimum amount insured does not apply to compulsory audits required by law.

(3) *Preclusive deadlines*

A compensatory damages claim may only be lodged within a preclusive deadline of one year of the rightful claimant having become aware of the damage and of the event giving rise to the claim - at the very latest, however, within 5 years subsequent to the event giving rise to the claim. The claim expires if legal action is not taken within a six month deadline subsequent to the written refusal of acceptance of the indemnity and the client was informed of this consequence.

The right to assert the bar of the preclusive deadline remains unaffected. Sentences 1 to 3 also apply to legally required audits with statutory liability limits.

52002KND
1/2002

Lizenziert für/licensed to: BANSBACH Gruppe | 4343340 | 224

10. Supplementary provisions for audit engagements

(1) A subsequent amendment or abridgement of the financial Statements or management report audited by a Wirtschaftsprüfer and accompanied by an auditor's report requires the written consent of the Wirtschaftsprüfer even if these documents are not published. If the Wirtschaftsprüfer has not issued an auditor's report, a reference to the audit conducted by the Wirtschaftsprüfer in the management report or elsewhere specified for the general public is permitted only with the Wirtschaftsprüfer's written consent and using the wording authorized by him.

(2) If the Wirtschaftsprüfer revokes the auditor's report, it may no longer be used. If the client has already made use of the auditor's report, he must announce its revocation upon the Wirtschaftsprüfer's request.

(3) The client has a right to 5 copies of the long-form report. Additional copies will be charged for separately.

11. Supplementary provisions for assistance with tax matters

(1) When advising on an individual tax issue as well as when furnishing continuous tax advice, the Wirtschaftsprüfer is entitled to assume that the facts provided by the client - especially numerical disclosures - are correct and complete; this also applies to bookkeeping engagements. Nevertheless, he is obliged to inform the client of any errors he has discovered.

(2) The tax consulting engagement does not encompass procedures required to meet deadlines, unless the Wirtschaftsprüfer has explicitly accepted the engagement for this. In this event the client must provide the Wirtschaftsprüfer, on a timely basis, all supporting documents and records - especially tax assessments - material to meeting the deadlines, so that the Wirtschaftsprüfer has an appropriate time period available to work therewith.

(3) In the absence of other written agreements, continuous tax advice encompasses the following work during the contract period:

a) preparation of annual tax returns for income tax, corporation tax and business tax, as well as net worth tax returns on the basis of the annual financial statements and other schedules and evidence required for tax purposes to be submitted by the client
b) examination of tax assessments in relation to the taxes mentioned in (a)
c) negotiations with tax authorities in connection with the returns and assessments mentioned in (a) and (b)
d) participation in tax audits and evaluation of the results of tax audits with respect to the taxes mentioned in (a)
e) participation in Einspruchs- und Beschwerdeverfahren [appeals and complaint procedures] with respect to the taxes mentioned in (a).

In the afore-mentioned work the Wirtschaftsprüfer takes material published legal decisions and administrative interpretations into account.

(4) If the Wirtschaftsprüfer receives a fixed fee for continuous tax advice, in the absence of other written agreements the work mentioned under paragraph 3 (d) and (e) will be charged separately.

(5) Services with respect to special individual issues for income tax, corporate tax, business tax, valuation procedures for property and net worth taxation, and net worth tax as well as all issues in relation to sales tax, wages tax, other taxes and dues require a special engagement. This also applies to:

a) the treatment of nonrecurring tax matters, e. g. in the field of estate tax, capital transactions tax, real estate acquisition tax
b) participation and representation in proceedings before tax and administrative courts and in criminal proceedings with respect to taxes, and
c) the granting of advice and work with respect to expert opinions in connection with conversions of legal form, mergers, capital increases and reductions, financial reorganizations, admission and retirement of partners or shareholders, sale of a business, liquidations and the like.

(6) To the extent that the annual sales tax return is accepted as additional work, this does not include the review of any special accounting prerequisities nor of the issue as to whether all potential legal sales tax reductions have been claimed. No guarantee is assumed for the completeness of the supporting documents and records to validate the deduction of the input tax credit.

12. Confidentiality towards third parties and data security

(1) Pursuant to the law the Wirtschaftsprüfer is obliged to treat all facts that he comes to know in connection with his work as confidential, irrespective of whether these concern the client himself or his business associations, unless the client releases him from this obligation.

(2) The Wirtschaftsprüfer may only release long-form reports, expert opinions and other written statements on the results of his work to third parties with the consent of his client.

(3) The Wirtschaftsprüfer is entitled - within the purposes stipulated by the client - to process personal data entrusted to him or allow them to be processed by third parties.

13. Default of acceptance and lack of cooperation on the part of the client

If the client defaults in accepting the services offered by the Wirtschaftsprüfer or if the client does not provide the assistance incumbent on him pursuant to No. 3 or otherwise, the Wirtschaftsprüfer is entitled to cancel the contract immediately. The Wirtschaftsprüfer's right to compensation for additional expenses as well as for damages caused by the default or the lack of assistance is not affected, even if the Wirtschaftsprüfer does not exercise his right to cancel.

14. Remuneration

(1) In addition to his claims for fees or remuneration, the Wirtschaftsprüfer is entitled to reimbursement of his outlays: sales tax will be billed separately. He may claim appropriate advances for remuneration and reimbursement of outlays and make the rendering of his services dependent upon the complete satisfaction of his claims. Multiple clients awarding engagements are jointly and severally liable.

(2) Any set off against the Wirtschaftsprüfer's claims for remuneration and reimbursement of outlays is permitted only for undisputed claims or claims determined to be legally valid.

15. Retention and return of supporting documentation and records

(1) The Wirtschaftsprüfer retains, for ten years, the supporting documents and records in connection with the completion of the engagement - that had been provided to him and that he has prepared himself - as well as the correspondence with respect to the engagement.

(2) After the settlement of his claims arising from the engagement, the Wirtschaftsprüfer, upon the request of the client, must return all supporting documents and records obtained from him or for him by reason of his work on the engagement. This does not, however, apply to correspondence exchanged between the Wirtschaftsprüfer and his client and to any documents of which the client already has the original or a copy. The Wirtschaftsprüfer may prepare and retain copies or photocopies of supporting documents and records which he returns to the client.

16. Applicable law

Only German law applies to the engagement, its conduct and any claims arising therefrom.

Lizenziert für/Licensed to: BANSBACH Gruppe | 4343340 | 224